Exhibit 23.6

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the use of our report, dated March 10, 2015, relating to the proved oil and gas reserves of Lilis Energy Inc., as of December 31, 2014, to the information derived from such report and to the reference to this firm as an expert in the Registration Statement on Form S-1 of Lilis Energy, Inc., and in the prospectus to which the Registration Statement relates.

RALPH E. DAVIS ASSOCIATES, LLC

BY:
Allen C. Barron, P.E.
President

Houston, Texas

October 25, 2016

Texas Registered Engineering Firm F-16818